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Exhibit 99.1

Contacts:

Jim McDevitt
Clarus Corporation
(770) 291-8568
mcdevittj@claruscorp.com

                   CLARUS ANNOUNCES 2nd QUARTER EARNINGS CALL

Atlanta - July 3rd, 2002 - Clarus Corporation (NASDAQ: CLRS) announced today its 2nd Quarter Earnings call will take place on July 24th at 5pm and will be hosted by Steve Jeffery, CEO and Jim McDevitt, CFO. During the earnings call Clarus will report its financial results for the quarter. It will also set out its plans and the additional steps taken to continue reducing its operating expenses in the third quarter. As a result of BarclaysB2B's decision to discontinue its external operations to focus on internal cost reduction, Clarus expects that BarclaysB2B will terminate its current software product and service agreements with Clarus.

About Clarus

Atlanta-based Clarus Corporation (www.claruscorp.com) delivers applications that help companies dramatically reduce costs by driving the inefficiencies out of the end-to-end procurement process - from sourcing, to procurement, to settlement. The Clarus solutions are designed for rapid production deployment at the lowest total cost of ownership. Clarus products are built exclusively on the Microsoft.NET platform, making them easy to implement, manage, and integrate with existing IT infrastructures. Clarus solutions have garnered many prestigious awards, including Microsoft's 2000 Global eCommerce Solution of the Year. Clarus solutions are deployed globally at customer sites including: the Burlington Northern and Santa Fe Railway Company, Cox Enterprises, MasterCard International, Union Pacific Corporation, Smurfit-Stone Container Corporation, Parsons Brinckerhoff, and Wachovia Corporation.

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This release contains certain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Information in this letter includes our beliefs, hopes, expectations, intentions and strategies relating to our future results. Assumptions relating to forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual results could differ materially from those projected in the forward-looking statement as a result of certain risks, including the risk that we may not achieve the future financial and strategic results currently anticipated and the risk that we may experience a decline in revenue as the result of a loss of a significant customer. We cannot guarantee our future performance. . All forward-looking statements contained in this letter are based on information available as of the date of this letter and we assume no obligation to update the forward-looking statements contained herein.

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